Exhibit 99.3

INDEPENDENT AUDITORS' REPORT
To the Board of Directors and Stockholders of
Bristol-Myers Squibb Company

We have audited the accompanying statement of net revenues and direct expenses of the
U.S. business of Recothrom, which is a product line of the Bristol-Myers Squibb Company (the “Company”), for the year ended December 31, 2011 (the statement). This statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the statement as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting as it relates to the statement. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared using the basis of presentation discussed in Note 2 to the statement, and is not intended to be a complete presentation of the revenues and expenses of the U.S. business of Recothrom.

In our opinion, such statement of net revenues and direct expenses presents fairly, in all material respects, the net revenues and direct expenses of the U.S. business of Recothrom for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 7, 2013